EXHIBIT 21.1

VIA NET.WORKS, INC.
CORPORATE STRUCTURE AS OF December 31, 2001

The following table indicates the name, subsidiary relationships and jurisdiction of formation of VIA NET.WORKS, Inc.’s direct and indirect subsidiaries.

Name	Jurisdiction of Formation
1. VIA NET.WORKS NY Corp.	New York
2. VIA NET.WORKS Holdco, Inc.	Delaware
A VIA NET.WORKS Europe Holding B.V.	Netherlands
1. VIA NET.WORKS Nederland B.V. (100%)	Netherlands
2. bART Holding B.V. (100%)	Netherlands
(a) Home Vision B.V	Netherlands
(b) Xenovic B.V.	Netherlands
(i) bART Den Haag B.V.	Netherlands
(ii) bART Noord Nederland	Netherlands
(iii) bART Midden Nederland	Netherlands
(iv) Arameta B.V.	Netherlands
3. VIA NET.WORKS Portugal-Tecnologias de Informacao, S.A. (100%)	Portugal
(a) Expobyte-Conferencias e Exposicoes, S.A.	Portugal
4. VIA NET.WORKS Espana, S.L. (100%)	Spain
5. VIA NET.WORKS Ireland Limited (77%)	Ireland
6. VIA NET.WORKS IRUCo. Limited (100%)	Ireland
7. VIA NET.WORKS Deutsche Holding GmbH (100%)	Germany
8. VIA NET.WORKS Deutschland GmbH (100%)	Germany
9. VIA NET.WORKS U.K. Holding Limited (100%)	U.K.
10. VIA NET.WORKS U.K. Limited (100%)	U.K.
(a) Netlink Internet Services Limited (100%)	U.K.
(b) U-Net Limited (100%)	U.K.
(c) Worldwide Web Services Limited (100%)	U.K.
(i) Alphadial Limited	U.K.
(d) iway Limited (100%)	U.K.
(i) i-way Oxford Ltd.	U.K.
(e) VIA NET.WORKS Holdco Italy S.r.L.(10%)	Italy
11. VIA NET.WORKS Holdco Italy S.r.L(90%)	Italy
12. VIA NET.WORKS Italia S.p.A. (100%)	Italy
13. VIA NET.WORKS (Schweitz) AG (100%)	Switzerland
14. VIA NET.WORKS France Holding SAS	France
15. VIA NET.WORKS France S.A.(100%)	France
16. Net4You EDV Dienstleistungs und Handelges.m.b.H (Net4You) (57.5%)	Austria
3. VIA NET.WORKS Holding Cayman	Cayman Islands
A. VIA NET.WORKS Argentina, S.A. (100%)	Argentina
B. ServiceNet S.A. (100%)	Argentina
C. VIA NET.WORKS Brasil, S.A. (100%)	Brazil
4. VIA NET.WORKS Mexico, S.A. de C.V. (100%)	Mexico
5. SurfTrade U.S.A., Inc. (100%)	Delaware
A. SurfTrade Portugal S.A.	Portugal
B. SurfTrade Ltda	Brazil
6. VIA NET.WORKS U.S.A., Inc. (100%)	Georgia

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